Exhibit 10.3

First Amendment to

Employment Agreement

This First Amendment (this “Amendment”) is effective as of the 3rd day of February, 2016, between Alexander S. Weiss, an individual (“Executive”), Mattress Firm, Inc., a Delaware corporation (“MFI”), and Mattress Firm Holding Corp., a Delaware corporation (“MFRM”).

WHEREAS, Executive, MFI and MFRM are parties to that certain Employment Agreement dated September 3, 2014 (the “Agreement”); and

WHEREAS, the parties desire to make certain amendments to the Agreement as set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and promises of the parties set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.              Amendments.  The Agreement is hereby amended as follows:

a.              Section 5(a) of the Agreement is hereby amended and restated in its entirety as follows:

“(a)  Base Salary.  During the Term the Company shall pay the Executive a base salary of $400,000 per year (the “Initial Base Salary”), payable not less frequently than semi-monthly in accordance with the payroll policies of the Company for senior executives as from time to time in effect (the “Payroll Policies”), less such amounts as may be required to be withheld by applicable federal, state and local law and regulations.  Commencing February 1, 2015 and on each subsequent February 1 during the Term, the Base Salary shall be increased to an amount at least equal to the product of the Initial Base Salary times the quotient of the United States Bureau of Labor Statistics Revised Consumer Price Index, All Items Figures for Urban Wage Earners and Clerical Workers (1982-84 = 100) (hereinafter, the “CPI-W”) for the most recent month for which the CPI-W is available, divided by 233.443, the CPI-W for April 2014; provided, however, that a decline in the CPI-W shall not result in a reduction of the Executive’s Base Salary.”

b.              Section 5(b)(i) of the Agreement is hereby amended and restated in its entirety as follows:

“(i) For each fiscal year of the Company during the Term, the Executive will be eligible to receive a cash bonus, with the amount of the bonus to be determined by the Company based on the EBITDA achieved by the Company in such fiscal year relative to the annual EBITDA target for such fiscal year set forth in the Company’s annual management plan pursuant to the Mattress Firm Holding Corp. Executive Annual Incentive Plan (or such other bonus plan maintained by the Company for its senior executives) (as to a given fiscal year, the “Annual EBITDA Target”). The Executive’s target bonus for each fiscal year will be 75% of Base Salary for such fiscal year if the Company achieves 100% of the Annual EBITDA Target for such

First Amendment to Weiss Employment Agreement

fiscal year. If the Company achieves more than 100% of the Annual EBITDA Target, the Executive may receive a bonus of up to 150% of Base Salary pursuant to terms established by the Board. If the Company does not achieve more than 90% of the Annual EBITDA Target, the Executive will be entitled to no cash bonus. If the Company achieves between 90% and 100% of the Annual EBITDA Target, the cash bonus will be determined by linear interpolation between 0% and 75% of Base Salary. “EBITDA” shall be determined as provided in the Mattress Firm Holding Corp. Executive Annual Incentive Plan (or such other bonus plan maintained by the Company for its senior executives).”

2.              No Other Modifications.  Except as expressly modified by this Amendment, the terms and provisions set forth in the Agreement remain in full force and effect.

3.              Governing Law.  This Amendment shall be governed by the laws of the State of Delaware without giving effect to the conflicts of laws principles thereof.

4.              Counterparts.  This Amendment may be in executed in counterparts, each of which is deemed an original, but all of which together shall constitute one and the same agreement. This Amendment may be executed or delivered by electronic or facsimile means, and electronic or facsimile copies of executed signature pages shall be binding as originals.

(Signatures on following page.)

First Amendment to Weiss Employment Agreement

IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first set forth above.

Mattress Firm, Inc.

By:	/s/ Steve Stagner
Name:	Steve Stagner
Title:	Chief Executive Officer

Mattress Firm Holding Corp.

By:	/s/ Steve Stagner
Name:	Steve Stagner
Title:	Chief Executive Officer

/s/ Alex Weiss
Alexander S. Weiss

First Amendment to Weiss Employment Agreement